As filed with the Securities and Exchange Commission on October 31, 1996


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933


                                 OXiGENE, INC.
-------------------------------------------------------------------------------

             (Exact name of registrant as specified in its charter)

                                    Delaware
-------------------------------------------------------------------------------

         (State or other jurisdiction of incorporation or organization)

                                   13-3679168
-------------------------------------------------------------------------------

                      (I.R.S. Employer Identification No.)

            110 East 59th Street, New York, NY 10022, (212) 421-0001
-------------------------------------------------------------------------------

  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

 M. Andica Kunst, Esq., 110 East 59th Street, New York, NY 10022, (212) 421-0001
-------------------------------------------------------------------------------

 (Name, Address, including zip code, and telephone number, including area code, of agent for service)

              Approximate date of commencement of proposed sale to
           the public: From time to time after the effective date of
                          this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

                                          CALCULATION OF REGISTRATION FEE
================================================================================================================================
                                                               Proposed              Proposed
                                                               Maximum                Maximum
     Title Of Each Class Of            Amount To Be         Offering Price      Aggregate Offering            Amount Of
  Securities To Be Registered           Registered           Per Share(1)            Price(1)             Registration Fee
--------------------------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value        386,000 shares(2)             $ 24.75            $9,553,500               $2,895.00
================================================================================================================================

(1) Pursuant to Rule 457(c), the registration fee is calculated on the basis of the average of the closing bid and asked price of the Registrant's Common Stock as reported by Nasdaq on October 28, 1996.
(2) Represents the shares currently issuable upon exercise of certain warrants and options. This Registration Statement also covers an indeterminable number of additional shares of Common Stock which may be issued upon the exercise of such warrants by reason of adjustment under the antidilution provisions thereof.
===============================================================================
         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.


===============================================================================

                                 OXiGENE, INC.
                              -------------------

                             CROSS REFERENCE SHEET
                   Pursuant to Item 501(b) of Regulation S-K
           Between Items Required in Part I of Registration Statement
                    (Form S-3) and Information in Prospectus


Item
No.        Form S-3 Caption                                                     Prospectus Page or Caption


       1.    Forepart of Registration Statement and Outside
               Front Cover Page of Prospectus..........................        Outside Front Cover Page of
                                                                                 Prospectus

       2.    Inside Front and Outside Back Cover Pages of
               Prospectus..............................................        Inside Front and Outside Back
                                                                                 Cover Pages of Prospectus

       3.    Summary Information, Risk Factors and Ratio of
               Earnings to Fixed Charges...............................        The Company; Risk Factors

       4.    Use of Proceeds...............................................    N/A

       5.    Determination of Offering Price...............................    Plan of Distribution

       6.    Dilution......................................................    N/A

       7.    Selling Security Holders......................................    Selling Security Holders

       8.    Plan of Distribution..........................................    Outside Front Cover Page of
                                                                                 Prospectus; Plan of Distribution

       9.    Description of Securities to be Registered....................    N/A

      10.    Interests of Named Experts and Counsel........................    Legal Matters; Experts


      11.    Material Changes..............................................    N/A

      12.    Incorporation of Certain Information by
               Reference...................................................    Incorporation by Reference

      13.    Disclosure of Commission Position on
               Indemnification for Securities Act Liabilities..........        N/A



411551.5

PROSPECTUS
                         386,000 Shares of Common Stock
                             ----------------------

                                 OXiGENE, INC.
                             ----------------------

   This Prospectus relates to the public offering and sale by certain holders (the "Selling Securityholders") of up to 386,000 shares of Common Stock, par value $.01 per share ("Common Stock") of OXiGENE, Inc., a Delaware corporation ("OXiGENE" or the "Company"), all of which are issuable upon exercise of options and warrants to purchase shares of Common Stock (collectively, the "Warrants").

    The shares of Common Stock offered hereby may be offered for resale by the Selling Securityholders (or their donees) from time to time in transactions for their own account (which may include block transactions) in the over-the-counter market, in negotiated transactions, through the writing of options on the shares, or a combination of such methods of sale, at fixed prices (which may be changed), at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The Selling Securityholders may effect such transactions by selling the shares of Common Stock to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Securityholders and/or the purchasers of shares for whom such broker-dealers may act as agent or to whom they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions). See "Plan of Distribution."

    The shares of Common Stock are being offered for the accounts of the Selling Securityholders. The Company will receive the proceeds of any exercise of the Warrants, but will not receive any proceeds from the sale of the shares of Common Stock by the Selling Securityholders. It is not possible at the present time to determine the price to the public in any sale of the shares of Common Stock by the Selling Securityholders and each Selling Securityholder reserves the right to accept or reject, in whole or in part, any proposed purchase of shares of Common Stock. Accordingly, the public offering price and the amount of any applicable underwriting discounts and commissions will be determined at the time of such sale by the Selling Securityholders. The aggregate proceeds to the Selling Securityholders from the sale of the shares of Common Stock will be the purchase price of the shares of Common Stock sold less all applicable commissions and underwriters' discounts, if any. The Company will pay substantially all of the expenses of the offering of the shares of Common Stock by Selling Securityholders. See "Selling Security Holders" and "Plan of Distribution."

    The shares of Common Stock of the Company are traded on The Nasdaq Stock Market, Inc. ("Nasdaq") SmallCap Market under the symbol "OXGN." The closing asked price of the Company's Common Stock as reported by Nasdaq on October 28, 1996 was $25.00.

The Securities Offered Hereby Involve a High Degree of Risk. See "Risk Factors."
                      -----------------------------------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
       EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
               COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF
                   THIS PROSPECTUS. ANY REPRESENTATION TO THE
                        CONTRARY IS A CRIMINAL OFFENSE.
                      -----------------------------------


                The date of this Prospectus is October 31, 1996.

411551.5

                             AVAILABLE INFORMATION

    The Company is subject to the informational requirements of the U.S. Securities Exchange Act of 1934 (the "Exchange Act"), and in accordance therewith files reports, proxy and information statements and other information with the United States Securities and Exchange Commission (the "SEC"). Copies of such reports, proxy and information statements and other information can be inspected and copied at the public reference facilities maintained by the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the following Regional Offices of the SEC: Northwestern Atrium Center, 500 West Madison Street, Suite 1400, 14th Floor, Chicago, Illinois 60661; and Seven World Trade Center, 13th Floor, New York, New York 10048. Copies of such material can be obtained at prescribed rates from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549. The SEC maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC, including the Company, and the address is (http://www.sec.gov).

    The Company has filed with the SEC a registration statement on Form S-3 (together with any amendments thereto, the "Registration Statement") under the Securities Act of 1933 (the "Securities Act"), with respect to the shares of Common Stock to be offered pursuant to this Prospectus. This Prospectus is part of the Registration Statement and does not contain all the information set forth in the Registration Statement, certain portions of which have been omitted pursuant to the rules and regulations of the SEC. Such additional information may be obtained from the SEC's principal office in Washington, D.C. Statements contained in this Prospectus or in any document incorporated by reference in this Prospectus as to the contents of any contract or other document referred to herein or therein are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement or such other document, each such statement being qualified in all respects by such reference.


EXCEPT FOR HISTORICAL INFORMATION CONTAINED HEREIN, THIS REGISTRATION STATEMENT CONTAINS FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF THE U.S. PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. THESE STATEMENTS INVOLVE KNOWN AND UNKNOWN RISKS AND UNCERTAINTIES THAT MAY CAUSE THE COMPANY'S ACTUAL RESULTS OR OUTCOMES TO BE MATERIALLY DIFFERENT FROM THOSE ANTICIPATED AND DISCUSSED HEREIN. FURTHER, THE COMPANY OPERATES IN AN INDUSTRY SECTOR WHERE SECURITIES VALUES MAY BE VOLATILE AND MAY BE INFLUENCED BY REGULATORY AND OTHER FACTORS BEYOND THE COMPANY'S CONTROL. IMPORTANT FACTORS THAT THE COMPANY BELIEVES MIGHT CAUSE SUCH DIFFERENCES ARE DISCUSSED IN THE CAUTIONARY STATEMENTS ACCOMPANYING THE FORWARD-LOOKING STATEMENTS AND IN THE RISK FACTORS CONTAINED IN THIS PROSPECTUS AND IN THE RISK FACTORS DETAILED IN THE COMPANY'S OTHER FILINGS WITH THE SEC DURING THE PAST 12 MONTHS. IN ASSESSING FORWARD-LOOKING STATEMENTS CONTAINED HEREIN, READERS ARE URGED TO READ CAREFULLY ALL RISK FACTORS AND CAUTIONARY STATEMENTS CONTAINED IN THIS PROSPECTUS AND IN THOSE OTHER FILINGS WITH THE SEC.


                                      -2-
411551.5

                           INCORPORATION BY REFERENCE

    This Prospectus incorporates by reference certain documents that are not presented herein or delivered herewith. These documents are available upon request from M. Andica Kunst, Esq., Vice President and Corporate Secretary, OXiGENE, Inc., 110 East 59th Street, New York, New York 10022, telephone (212) 421-0001, fax (212) 421-0475.

    The Company hereby undertakes to provide without charge to each person to whom a copy of this Prospectus has been delivered, upon the written or oral request of any such person, a copy of any and all of the documents referred to below which have been or may be incorporated herein by reference, other than exhibits to such documents, unless such exhibits are specifically incorporated herein by reference. Requests for such documents should be directed to the person indicated in the immediately preceding paragraph.

    The following documents, which have been filed with the SEC pursuant to the Exchange Act, are hereby incorporated by reference herein:

  (a) OXiGENE's Annual Report on Form 10-K, as amended, for the year ended December 31, 1995;

  (b) OXiGENE's Quarterly Report on Form 10-Q for the quarter ended March 31, 1996;

  (c) OXiGENE's Quarterly Report on Form 10-Q for the quarter ended June 30, 1996; and

  (d) The description of the Common Stock contained in OXiGENE's Registration Statement under the Exchange Act on Form 8-A, as declared effective August 25, 1993.

    All documents filed by OXiGENE pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents. All information appearing in this Prospectus or in any document incorporated herein by reference is not necessarily complete and is qualified in its entirety by the information and financial statements (including notes thereto) appearing in the documents incorporated by reference herein and should be read together with such information and documents.

    Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document that is deemed to be incorporated herein by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

                                      -3-
411551.5

                                  THE COMPANY

         OXiGENE, Inc. ("OXiGENE" or the "Company") is engaged in the research and development of products designed to enhance the clinical efficacy of radiation and chemotherapy, the most common and traditional forms of non-surgical cancer treatment. The Company's proprietary technology involves the inhibition, measurement and stimulation of the cellular DNA repair process. When administered in accordance with their prescribed regimens, the Company believes that its principal products, Sensamide(TM) and Neu-Sensamide(TM), should make cancerous tumor cells more sensitive to radiation by inhibiting DNA repair activity, consequently increasing tumor damage from radiation therapy in those cells. Accordingly, the Company expects that patient response to radiation should be improved and result in increased tumor shrinkage, or reduced side effects, or both.

         As of October 14, 1996, approximately 185 patients had been recruited in a 226-patient European, randomized, controlled Phase II/III clinical trial of Sensamide(TM) in combination with radiation therapy in patients with inoperable non-small cell lung cancer. An Investigational New Drug ("IND") application with respect to this trial was filed with the U.S. Food and Drug Administration ("FDA") in 1992. At the current patient recruitment rate, the Company expects to have results of this study available in the third quarter of 1997. In the fourth quarter of 1996, OXiGENE anticipates commencing an additional 226-patient European, randomized, controlled Phase III clinical trial in patients with non-small cell lung cancer using Neu-Sensamide(TM), the Company's reformulated version of Sensamide(TM). Based on preliminary preclinical studies and a Phase I clinical trial, the Company believes that Neu-Sensamide(TM) is as effective a radiation sensitizer as Sensamide(TM) is, with fewer side effects. The combined results of the Sensamide(TM) and Neu-Sensamide(TM) studies are intended to serve as the basis of the Company's New Drug Application ("NDA") for Neu-Sensamide(TM) as a radiation sensitizer for the treatment of patients with non-small cell lung cancer. In March 1996, the Company filed an additional protocol under its existing IND application with the FDA to commence a 15-patient, open-label, European Phase I/II study of Neu-Sensamide(TM) in patients with glioblastomas, a highly malignant form of brain cancer. As of October 14, 1996, 2 patients had been recruited in this study. The FDA has indicated in a meeting with the Company that if the Company is able to demonstrate the clinical efficacy of Neu-Sensamide(TM) in conjunction with radiation therapy in two different forms of cancer under controlled study conditions, and in two or three additional forms of cancer under uncontrolled study conditions, OXiGENE may receive product approval for Neu-Sensamide(TM) as a radiation sensitizer for all cancer indications treated with radiation. Typically, uncontrolled studies are of shorter duration because fewer patients have to be recruited and patient inclusion criteria are less stringent.

         OXiGENE has been testing Oxi-104, a new chemical compound, in its laboratories for effectiveness, toxicity and other effects. Although classified as an N-substituted benzamide, Oxi-104, unlike Sensamide(TM) and Neu-Sensamide(TM), is not based on the N-substituted benzamide known as metoclopramide. Oxi-104 has been designed with a molecular structure that, the Company believes, may reduce side effects while maintaining the sensitizing properties of other N-substituted benzamides. The Company currently anticipates commencing a Phase I clinical test of Oxi-104 after the intended filing of an IND with the FDA in the second quarter of 1997. Based on preliminary results, OXiGENE believes that Oxi-104 alone may induce tumor growth-inhibiting and tumor-killing effects.

         The Company's goal is to develop products that enhance the efficacy of existing forms of cancer treatment, such as radiation and chemotherapy, and improve a patient's quality of life, by reducing side effects and inhibiting the DNA repair function of, and increasing DNA damage in, tumor cells that have been subjected to treatment. The Company intends to continue and expand its ongoing clinical trial

                                      -4-
411551.5
program in Europe and commence research and clinical trials in the United States. The Company does not own or lease any laboratories or other research and development facilities. The Company's policy has been to establish relationships with universities, research organizations and other institutions in the field of oncology. The Company intends to further broaden these relationships, rather than expand its in-house research, development and clinical staff. Although the Company plans to market its products, if and when approved for marketing, directly in certain European countries, it has had preliminary discussions with unaffiliated pharmaceutical companies regarding the formation of possible strategic alliances or joint ventures for the manufacturing and marketing of its products in the United States, the Far East and elsewhere. To date, the Company has not entered into any such alliances or ventures.

         The Company's proprietary technology is based on its knowledge of the processes by which certain enzymes repair damaged DNA sites, a function essential to a cell's survival. The cell's enzymes that normally repair DNA damage to the tumor cell counter the cytotoxic (cell-killing) effects of radiation therapy and chemotherapy by repairing the tumor cell's DNA that has been damaged by either of those therapies. Specifically, the Company utilizes its knowledge of how the DNA repair enzyme Adenosine Diphosphate Ribosyl Transferase ("ADPRT") functions in connection with radiation and chemotherapy on cancerous cells. Sensamide(TM) is a high-dosage form of metoclopramide. Metoclopramide is a compound, used for more than 30 years for other clinical indications, that inhibits ADPRT-modulated DNA repair. Neu-Sensamide(TM) is a conformationally altered form of Sensamide(TM).

         The Company has also developed proprietary assays (tests) that measure levels of ADPRT in blood, thereby suggesting DNA repair activity that the Company believes correlates to immune function and status, and has identified a mixture of compounds that it believes may be capable of stimulating DNA repair. Based on preclinical studies to date, OXiGENE is now planning the clinical development of these product areas.

         There can be no assurance that the Company's existing and planned product development efforts and clinical trials for Sensamide(TM)/Neu-Sensamide(TM), or any other compounds, will be successful or completed within anticipated time frames, or at all; that regulatory approvals will be obtained or will be as broad as sought; or that any products, if introduced, will achieve market acceptance. In addition, there can be no assurance that the Company's technology will prove effective, that the Company will be able to enter into strategic alliances or joint ventures or that the terms thereof will be favorable to the Company, or that the Company will be profitable.

         On October 30, 1996, the Company announced that its Registration Statement under the Securities Act, covering a proposed public offering by the Company of 1 million shares of common stock, of which 800,000 shares of common stock are to be offered in Sweden and other countries outside of the United States (the "International Offering") and 200,000 shares of common stock are to be offered in the United States (the "U.S. Offering" and together with the International Offering, the "Offering"), had been declared effective by the United States Securities and Exchange Commission. The number of shares offered in the International and U.S. Offerings are indicative amounts only. D. Carnegie AB, a Swedish investment bank, and Nordberg Capital Inc. will underwrite the Offering. The subscription period is expected to commence on or about October 31, 1996. The Offering will terminate on November 13, 1996 for institutional investors and on November 8, 1996 for other investors. OXiGENE reserves the right to shorten the subscription period for institutional investors. The closing of the Offering is expected in mid-November 1996.


                                      -5-
411551.5

         The Company was incorporated in New York in 1988, and subsequently was re-incorporated in Delaware in 1992. The Company established a Swedish subsidiary, OXiGENE (Europe) AB, in December 1994. The Company's principal executive office is located at 110 East 59th Street, New York, New York 10022 (telephone number: 212-421-0001; fax number: 212-421-0475), and in Sweden at Arsenalsgatan 6, S-111 47 Stockholm, Sweden (telephone number: 08-678 8720; fax number: 08-678 8605) and Scheelevagen 17, S-223 70 Lund, Sweden (telephone number: 046-16 88 60; fax number: 046-16 88 66). Any references in this Prospectus to "OXiGENE" or the "Company" shall mean OXiGENE, Inc. and its wholly-owned Swedish subsidiary OXiGENE (Europe) AB.


                                      -6-
411551.5

                                  RISK FACTORS

                  An investment in the shares of Common Stock offered hereby is speculative, involves a high degree of risk and should only be made by persons who can afford a loss of their entire investment. In addition to the other information included elsewhere or incorporated by reference in this Prospectus, the following risk factors should be considered carefully in evaluating an investment in the shares of Common Stock offered hereby.


         History of Losses and Anticipated Future Financial Results; Uncertainty of Future Profitability. The Company, as a development stage enterprise, has experienced net losses every year since its inception and, as of June 30, 1996, had a deficit accumulated during the development stage of approximately $14.8 million. The Company anticipates incurring substantial additional losses over at least the next several years due to, among other factors, the need to expend substantial amounts on its continuing clinical trials and anticipated research and development activities and the general and administrative expenses associated with those activities. The Company has not commercially introduced any product and its products are in varying stages of development and testing. The Company's ability to attain profitability will depend upon its ability to develop products that are effective and commercially viable, to obtain regulatory approval for the manufacture and sale of its products and to license or otherwise market its products successfully. There can be no assurance that the Company will ever achieve profitability or that profitability, if achieved, can be sustained on an ongoing basis.

         Early Stage of Product Development; Uncertainties of Clinical Trials; Unproven Safety and Efficacy. OXiGENE's products are in an early stage of development. In order to achieve profitable operations on a continuing basis, the Company, alone or in collaboration with others, must successfully develop, manufacture, introduce and market its products. The time frame necessary to achieve market success for any individual product is long and uncertain. The products currently under development by the Company will require significant additional research and development and extensive preclinical and clinical testing prior to application for commercial use. A number of companies in the biotechnology and pharmaceutical industries have suffered significant setbacks in clinical trials, even after showing promising results in earlier studies or trials. Although the Company has obtained favorable results to date in preclinical studies and clinical trials of certain of its products, such results may not be indicative of results that will ultimately be obtained in or throughout such clinical trials, and there can be no assurance that clinical testing will show any of the Company's products to be safe or efficacious. Additionally, there can be no assurance that the Company will not encounter problems in its clinical trials that will cause the Company to delay, suspend or terminate those clinical trials. There can also be no assurance that the Company's research or product development efforts or those of its collaborative partners will be successfully completed, that any compounds currently under development by the Company will be successfully developed into drugs, or that any products will receive regulatory approval on a timely basis, if at all. If any such problems occur, the Company could be materially and adversely affected.

         Need for Additional Funds; Uncertainty of Future Funding. The Company's operations to date have consumed substantial amounts of cash. Negative cash flow from the Company's operations is expected to continue and even to accelerate over at least the next several years. The Company's capital requirements will depend on numerous factors, including: the progress of preclinical testing and clinical trials; the progress of the Company's research and development programs; the time and costs required to obtain regulatory approvals; the resources devoted to manufacturing methods and advanced technologies; the ability to obtain licensing arrangements; the cost of filing, prosecuting and, if necessary,

                                      -7-
411551.5
enforcing patent claims; the cost of commercialization activities and arrangements; and the demand for the Company's products if and when approved. The Company will have to raise substantial additional funds to complete development of any product or bring products to market. Issuance of additional equity securities by the Company, for these or other purposes, could result in dilution to then existing stockholders, including persons purchasing the Common Stock. There can be no assurance that additional financing will be available on acceptable terms, if at all. If adequate funds are not available on acceptable terms, the Company may be required to delay, scale back or eliminate one or more of its product development programs or obtain funds through arrangements with collaborative partners or others that may require the Company to relinquish rights to certain of its technologies or products that the Company would not otherwise relinquish, which may have a material adverse effect on the Company. The Company anticipates that these funding needs will continue even after the closing of the Offering noted in the "Company" section above.

         Dependence on Others for Clinical Development and Manufacturing and Marketing. The Company has limited experience in drug development, the regulatory approval process, manufacturing and marketing. Other than Dr. Ronald
W. Pero, Ph.D., the Company's Chief Scientific Officer, and two other employees, the Company does not directly employ any scientists or other laboratory personnel and all of its preclinical tests and clinical trials are subcontracted to and performed at the University of Lund, Sweden and at other European centers, with the assistance of research and consulting firms. Accordingly, OXiGENE has depended, and in the future is likely to continue to depend, on others for assistance in many areas, including research, conducting preclinical testing and clinical trials, the regulatory approval process, manufacturing and marketing. Although the Company considers its relations with existing collaborative partners to be satisfactory, all its current arrangements are short term in nature. Funding requirements, competitive factors or prioritization of other opportunities may lead the Company to seek additional arrangements with third parties. While OXiGENE is likely to explore license and development opportunities for its technologies with other companies, there can be no assurance that the Company will be successful in establishing and maintaining collaborative agreements or licensing arrangements; that any collaborative partner will not be pursuing alternative technologies or developing alternative compounds either on its own or in collaboration with others, directed at the same diseases as those involved in its collaborative arrangements with the Company; that any such collaborative partners will devote resources to the Company's technologies or compounds on a basis favorable to the Company; that any such arrangements will be on terms favorable to OXiGENE; or that, if established, such future licensees will be successful in commercializing products. Finally, if the Company's collaboration arrangements are terminated prior to their expiration or if the other parties to such arrangements fail to adequately perform, there can be no assurance that submission of product candidates for regulatory approval will not be delayed.

         Clinical Trials; Government Regulation and Health Care Reform; Managed Care. The Company's research and development activities, preclinical testing and clinical trials, and the manufacturing and marketing of its products are subject to extensive regulation by numerous governmental authorities in the United States and other countries. Preclinical testing and clinical trials and manufacturing and marketing of OXiGENE's products are and will continue to be subject to the rigorous testing and approval processes of the U.S. Food and Drug Administration ("FDA"), the Swedish Medical Products Agency and other corresponding foreign regulatory authorities. Clinical testing and the regulatory process generally take many years and require the expenditure of substantial resources. In addition, delays or rejections may be encountered during the period of product development, clinical testing and FDA regulatory review of each submitted application. Similar delays may also be encountered in foreign countries. There can be no assurance that, even after such time and expenditures,

                                      -8-
411551.5
regulatory approval will be obtained for any products developed by OXiGENE or that a product, if approved in one country, will be approved in other countries. Moreover, if regulatory approval of a product is granted, such approval may entail limitations on the indicated uses for which that product may be marketed. Further, even if such regulatory approval is obtained, a marketed product, its manufacturer and its manufacturing facilities are subject to continual review and periodic inspections, and later discovery of previously unknown problems (such as previously undiscovered side effects) with a product, manufacturer or facility may result in restrictions on such product, manufacturer or facility, including a possible withdrawal of the product from the market. Failure to comply with the applicable regulatory requirements can, among other things, result in fines, suspensions of regulatory approvals, product recalls, operating restrictions, injunctions and criminal prosecution. Additionally, further government regulation may be established which could prevent or delay regulatory approval of the Company's products. Further, the U.S. Congress continues to debate various health care reform proposals which, if adopted, may have a material adverse effect on the Company. Moreover, continued cost control initiatives by health care maintenance organizations and similar programs may affect the financial ability and willingness of patients and their health care providers to utilize certain therapies.

         Competition and Risk of Technological Obsolescence. The Company is engaged in a rapidly evolving field. Competition from other pharmaceutical companies, biotechnology companies and research and academic institutions is intense and expected to increase. Many of those companies and institutions have substantially greater financial, technical and human resources than the Company. Those companies and institutions also have substantially greater experience in developing products, in conducting clinical trials, in obtaining regulatory approval and in manufacturing and marketing pharmaceutical products. Accordingly, competitors may succeed in obtaining regulatory approval for their products more rapidly than the Company. The Company also competes with universities and other research institutions in the development of products, technologies and processes. Competitors have developed or are in the process of developing technologies that are, or in the future may be, the basis for competitive products. Some of those products may have an entirely different approach or means of accomplishing the desired therapeutic effect than products being developed by the Company. There can be no assurance that the Company's competitors will not succeed in developing technologies and products that are more effective and/or cost competitive than those being developed by the Company or that would render the Company's technology and products less competitive or even obsolete. In addition, one or more of the Company's competitors may achieve product commercialization or patent protection earlier than the Company, which could materially adversely affect the Company.

         Dependence on Patents and Proprietary Technology. To date, OXiGENE's principal products, Sensamide(TM) and Neu-Sensamide(TM), have been based on certain available compounds that are produced by others, and its newest compound, Oxi-104, is a synthetic compound discovered by the Company. The Company anticipates that products it develops hereafter may include or be based on the same or other compounds owned or produced by unaffiliated parties, as well as other synthetic compounds it may discover. Although the Company expects to seek patent protection for any compounds it discovers and/or for the specific use of any such compounds, there is no assurance that any or all of them will be subject to effective patent protection. Further, the development of regimens for the administration of pharmaceuticals, which generally involve specifications for the frequency, timing and amount of dosages, has been, and the Company believes may continue to be, important to the Company's efforts, although those processes, as such, may not be patentable.

         The Company's success will depend, in part, on its ability to obtain patents, protect its trade secrets and operate without infringing on the proprietary rights of others. As of October 18, 1996, the

                                      -9-
411551.5

Company is the assignee of four granted U.S. patents, four pending U.S. patent applications, and of granted patents and/or pending applications in other countries (and/or international applications designating other countries) corresponding to three of the granted U.S. patents and two of the pending U.S. applications. The patent position of pharmaceutical and biotechnology firms like OXiGENE generally is highly uncertain and involves complex legal and factual questions, resulting in both an apparent inconsistency regarding the breadth of claims allowed in U.S. patents and general uncertainty as to their legal interpretation and enforceability. Accordingly, there can be no assurance that the Company's patent applications will result in patents being issued, that any issued patents will provide the Company with competitive protection or will not be challenged by others, or that the patents of others will not have an adverse effect on the ability of the Company to do business. Moreover, since some of the basic research relating to one or more of the Company's patent applications and/or patents was performed at various universities and/or funded by grants, particularly in Sweden, there can be no assurance that one or more universities, employees of such universities and/or grantors will not assert that they have certain rights in such research and any resulting products, although the Company is not aware of any such assertions or any basis therefor. Furthermore, there can be no assurance that others will not independently develop similar products, will not duplicate any of the Company's products or, if patents are issued to the Company, will not design around such patents. In addition, the Company may be required to obtain licenses to patents or other proprietary rights of others. No assurance can be given that any licenses required under any such patents or proprietary rights would be made available on terms acceptable to the Company, if at all. If the Company does not obtain such licenses, it could encounter delays in product market introductions while it attempts to design around such patents, or could find that the development, manufacture or sale of products requiring such licenses is foreclosed. In addition, the Company could incur substantial costs in defending itself in suits brought against it or in connection with patents to which it holds a license or in bringing suit to protect the Company's own patents against infringement. The Company generally requires employees, Scientific Advisory Board members and the institutions that perform its preclinical and clinical tests (though not the employees of such institutions) to enter into confidentiality agreements with the Company. Those agreements provide that all confidential information developed or made known to the individual during the course of the relationship with the Company is to be kept confidential and not to be disclosed to third parties, except in specific circumstances. In the case of employees, the agreements also provide that all inventions conceived by such employees shall be the exclusive property of the Company. There can be no assurance, however, that any such agreement will provide meaningful protection for the Company's trade secrets or other confidential information in the event of unauthorized use or disclosure of such information.

         Dependence on Certain Officers and Directors and Others. The Company believes that its success is, and will likely continue to be, materially dependent upon its ability to retain the services of certain of its current officers and directors, particularly Dr. Bjorn Nordenvall, its Chief Executive Officer, Dr. Claus M0ller, its Chief Medical Officer, and Dr. Ronald Pero, its Chief Scientific Officer. The loss of the services of any of these individuals could have a material adverse effect on the Company. In addition, the Company has established relationships with universities, hospitals and research institutions, particularly the University of Lund, Lund, Sweden, which have historically provided, and continue to provide, the Company with access to research laboratories, clinical trials, facilities and patients. Dr. Pero is a Professor of Molecular Ecogenetics at the University of Lund. The Company benefits indirectly from certain research grants received by Dr. Pero. The Company is materially dependent on the research and development efforts of Dr. Pero and his various relationships and affiliations, the loss of which could have a material adverse effect on the Company's business. Additionally, the Company believes that it may, at any time and from time to time, be materially dependent on the services of consultants and other unaffiliated third parties.

                                      -10-
411551.5

         Product Liability Exposure; No Insurance Coverage. The use of the Company's products in clinical trials and for commercial applications, if any, may expose the Company to liability claims, in the event such products cause injury, disease or result in adverse effects. These claims could be made directly by health care institutions, contract laboratories, patients or others using such products. The Company has no liability insurance coverage for its ongoing clinical trials, and there can be no assurance that such coverage will be available at a reasonable cost and in amounts sufficient to protect the Company against claims or recalls that could have a material adverse effect on the financial condition and prospects of the Company. Further, adverse product and similar liability claims could negatively impact the Company's ability to obtain or maintain regulatory approvals for its technology and products.

         Price Volatility of the Common Stock. The market price of the Common Stock has been, and likely will continue to be, highly volatile as frequently is the case with the publicly traded securities of pharmaceutical research and development companies. Factors such as results of clinical trials, announcements of research developments by the Company or its competitors and government regulatory action affecting the Company's products in both the United States and foreign countries may have a significant effect on the Company's business and on the market price of the Common Stock. As of October 18, 1996, an aggregate of 67,000 stock appreciation rights ("SARs"), with a weighted average exercise price of $7.09 per SAR, had been granted to certain clinical investigators and consultants. The Company is not required to make any cash payments upon exercise of any such SAR. If and when the spread between the market price of the Company's Common Stock and the exercise price of the SARs changes, the charge for financial reporting purposes to research and development will be adjusted to reflect an increase or decrease, as the case may be, in the market price of the Company's Common Stock. In addition, substantially all of the shares of Common Stock issuable upon exercise of outstanding options, SARs and warrants have been registered and may be sold from time to time hereafter. Such sales, as well as future sales of Common Stock by existing stockholders, or the perception that sales could occur, could adversely affect the market price of the Common Stock. The price and liquidity of the Common Stock may also be significantly affected by trading activity and market factors related to the Nasdaq and Stockholm Stock Exchange markets, which factors and effects thereof may differ between those markets.

         No Dividends. The Company has not declared or paid dividends on its Common Stock since its inception and does not intend to declare or pay any dividends to its stockholders in the foreseeable future.


                                      -11-
411551.5

                            SELLING SECURITY HOLDERS

         The following table sets forth certain information with respect to the Selling Securityholders. Except as indicated below, all of the shares of Common Stock beneficially owned by each Selling Securityholder are being registered for the account of such Selling Securityholder. Since the Selling Securityholders may sell all or only some of their shares of Common Stock, no estimate can be made of the aggregate number or amount of shares of Common Stock which would be owned by each Selling Securityholder upon completion of the offering to which this Prospectus relates.



                                    NUMBER OF SHARES        NUMBER OF
                                    OF COMMON STOCK         SHARES OF
                                      BENEFICIALLY        COMMON STOCK
NAME                                    OWNED(1)             OFFERED


Stephanie Phillips                       147,610            134,400

Jessy W. Dirks                            78,400             78,400

Robert Schneider                          67,200             67,200

Michael M. LeConey                        56,000             56,000

Univest Management, Inc.                  50,000             50,000

----------------------------

(1) Includes shares purchasable under options and warrants that are presently exercisable or exercisable within 60 days of the date of this table (However, there is no obligation with respect to such options and warrants that they must be exercised within such 60-day period): Ms. Phillips - 137,610; Ms. Dirks - 78,400; Mr. Schneider - 67,200; Mr. LeConey - 56,000; and Univest Management, Inc. - 50,000.



                                      -12-
411551.5

                              PLAN OF DISTRIBUTION

         The shares of Common Stock offered hereby may be offered for resale by the Selling Securityholders from time to time in transactions for their own account (which may include block transactions) in the over-the-counter market, in negotiated transactions, through the writing of options on the shares, or a combination of such methods of sale, at fixed prices (which may be changed), at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The Selling Securityholders may effect such transactions by selling the shares of Common Stock to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Securityholders and/or the purchasers of shares for whom such broker-dealers may act as agent or to whom they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions). The Selling Securityholders and any dealers or agents participating in the distribution of the Common Stock may be deemed to be "underwriters" as defined in the Securities Act and any profit on the sale of the Common Stock by them and any discounts, commissions or concessions received by any such dealers or agents might be deemed to be underwriting discounts and commissions under the Securities Act. The Company will not receive any proceeds of the sales of the Common Stock by the Selling Securityholders.

         It is not possible at the present time to determine the price to the public in any sale of the Common Stock by Selling Securityholders. Accordingly, the public offering price and the amount of any applicable underwriting discounts and commissions will be determined at the time of such sale by Selling Securityholders. The aggregate proceeds to the Selling Securityholders from the sale of the Common Stock will be the purchase price of the Common Stock sold less all applicable commissions and underwriters' discounts, if any. The Company will pay substantially all the expenses incident to the registration, offering and sale of the Common Stock to the public by Selling Securityholders.


                                 LEGAL MATTERS

         The validity of the shares of Common Stock being offered hereby has been passed upon by Battle Fowler LLP, New York, New York, a limited liability partnership including professional corporations.


                                    EXPERTS

         The consolidated financial statements of the Company appearing in the Company's Annual Report (Form 10-K, as amended) for the year ended December 31, 1995, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.


                                      -13-
411551.5

                          ---------------------------

                  No dealer, salesman or any other person is authorized to give any information or to make any representations other than those contained or incorporated by reference in this Prospectus, and if given or made, such information or representations should not be relied upon as having been authorized. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy the shares of Common Stock offered by this Prospectus, by anyone in any jurisdiction in which such offer to sell or solicitation is not authorized, or in which the person making such offer is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation. Neither the delivery of the Prospectus nor any distribution of shares pursuant to this Prospectus shall, under any circumstances, create any implication that there has been no change in the information set forth or incorporated by reference herein or in the affairs of the Company since the date of this Prospectus.

                           --------------------------


                                                                           PAGE

AVAILABLE INFORMATION......................................................-2-
INCORPORATION BY REFERENCE.................................................-3-
THE COMPANY................................................................-4-
RISK FACTORS...............................................................-7-
SELLING SECURITY HOLDERS..................................................-12-
PLAN OF DISTRIBUTION......................................................-13-
LEGAL MATTERS.............................................................-13-
EXPERTS...................................................................-13-

                                      -14-
411551.5

                                    PART II


Item 14.  Other Expenses of Issuance and Distribution.

                  The fees and expenses payable by the Company in connection with the issuance and distribution of the shares of Common Stock being registered are estimated as follows:

                                                         Amount

      SEC Filing Fee.............................       $ 2,895
      Legal Fees and Expenses*...................        10,000
      Accounting Fees*...........................         2,000
      Printing Expenses*.........................           500

         Total...................................       $15,395
                                                        =======


--------------------
* Indicates estimate


Item 15.  Indemnification of Directors and Officers.

      The Company is a Delaware corporation. Reference is made to Section 145 of the Delaware General Corporation Law (the "DGCL"), which provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as an officer, director, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such officer, director, employee or agent acted in good faith and in a manner reasonably believed by such person to be in or not opposed to the corporation's best interests and, for criminal proceedings, such person had no reasonable cause to believe that his conduct was unlawful. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted in respect of any claim, issue or matter without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify such officer or director against the expenses (including attorneys' fees) that such officer or director actually and reasonably incurred.

      Reference is also made to Section 102(b)(7) of the DGCL, which enables a corporation in its certificate of incorporation to eliminate or limit the personal liability of a director for monetary damages for violations of the director's fiduciary duty, except (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL

                                      II-1
411551.5

(providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which a director derived an improper personal benefit.

      Article IX, Section 3 of the Company By-laws provides as follows:

      "SECTION 3. Indemnification. The Corporation shall, to the fullest extent permitted by the General Corporation Law of the State of Delaware, indemnify members of the Board and may, if authorized by the Board, indemnify its officers, employees and agents and any and all persons whom it shall have power to indemnify against any and all expenses, liabilities or other matters."

      ARTICLE NINTH of the Company's Restated Certificate of Incorporation provides as follows:

      "To the fullest extent permitted by the General Corporation Law of the State of Delaware, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of this Article Ninth by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification."

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

      Following the 1996 Annual Meeting of Stockholders, the Company entered into indemnification agreements with each of its directors and executive officers.



                                      II-2
411551.5

Item 16.  Exhibits.

      5           Legal Opinion of Battle Fowler LLP

      23.1        Consent of Ernst & Young LLP, New York, New York

      23.2        Consent of Battle Fowler LLP (included in Exhibit 5)

      24.1        Power of Attorney (included herein on the signature page)



Item 17.  Undertakings.


      The undersigned Registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

         (ii) To reflect in the Prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement;

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

      Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

      (3) To remove from registration by means of a post-effective amendment any of the securities which remain unsold at the termination of the offering.

      The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is

                                      II-3
411551.5
incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described above in Item 15, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

      The undersigned Registrant hereby undertakes that:

      (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

      (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                      II-4
411551.5

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on October 28, 1996.

                                   OXiGENE, INC.


                                   By   /s/ Bjorn Nordenvall
                                        Bjorn Nordenvall
                                        Chairman of the Board


                               POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Bjorn Nordenvall and Bo Haglund, and each of them, his true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, including post effective amendments, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, and hereby ratifies and confirms all his said attorney-in-fact and agents, each acting alone, or his substitute or substitutes may lawfully do or cause to be done by virtue thereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

                   Signature                                   Title                             Date


/s/ Bjorn Nordenvall                              President, Chief Executive               October 28, 1996
-----------------------------------------------   Officer and Chairman of the
Bjorn Nordenvall                                  Board of Directors (Principal
                                                  Executive Officer)


/s/ Bo Haglund                                    Chief Financial Officer                  October 28, 1996
-----------------------------------------------   (Principal Financial Officer and
Bo Haglund                                        Principal Accounting Officer)


/s/ Marvin H. Caruthers                           Director                                 October 28, 1996
-----------------------------------------------
Marvin H. Caruthers

/s/ Michael Ionata                                Director                                 October 31, 1996
-----------------------------------------------
Michael Ionata

                                                  Chief Medical Officer and                October ___, 1996
-----------------------------------------------   Director
Claus Moller

                                                  Chief Scientific Officer and             October ___, 1996
-----------------------------------------------   Director
Ronald Pero

                                 EXHIBIT INDEX

                                                                      Sequential
Exhibit                                                               Page
Number    Description                                                 Number

5         -Legal Opinion of Battle Fowler LLP

23.1      -Consent of Ernst & Young LLP, New York, New York

23.2      -Consent of Battle Fowler LLP (included in Exhibit 5)

24.1      -Power of Attorney (included herein on the signature page)